                                                                     EXHIBIT (4)

MONY LIFE
INSURANCE
COMPANY OF
AMERICA


Signed for MONY Life Insurance
Company of America , ,
on the Date of Issue.

Administrative Office - 1740 Broadway
New York, NY 10019
Operations Center - One MONY Plaza,
PO Box 4830, Syracuse, NY 13221
1(800) 487-6669

Home Office - 40 North Central Avenue,
Phoenix, AZ 85004



MICHAEL I. ROTH, Chairman




SAMUEL J. FOTI, President





DAVID S. WALDMAN, Secretary



IF YOU HAVE A COMPLAINT ABOUT THIS CONTRACT, SEE PAGE 2. SEE PAGE 3 FOR INFORMATION REGARDING ANY TAXES APPLICABLE TO PURCHASE PAYMENTS




MONY (6/98)

MONY Life Insurance Company of America will pay the benefits provided in this Contract, subject to all the contract provisions.

ANNUITANT:                                      John Doe
AGE OF ANNUITANT AT ISSUE:                      35
CONTRACT NUMBER:                                B 0000-00-00
EFFECTIVE DATE:                                 03-01-1998
DATE OF ISSUE:                                  03-01-1998
ANNUITY STARTING DATE:                          03-01-2058


Important Notice(s)

THIS CONTRACT IS A LEGAL CONTRACT BETWEEN THE CONTRACT OWNER AND THE COMPANY. READ YOUR CONTRACT CAREFULLY.

ALL ANNUITY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHERE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. PAYMENTS AND VALUES MAY INCREASE OR DECREASE ACCORDING TO THE EXPERIENCE OF THE VARIABLE ACCOUNT. SEE THE VARIABLE ACCOUNT AND VALUE SECTIONS.

THIS IS A LONG TERM CONTRACT; A SURRENDER CHARGE MAY BE APPLIED TO ANY SURRENDER MADE WITHIN THE FIRST 8 YEARS. A POSITIVE OR NEGATIVE MARKET VALUE ADJUSTMENT MAY ALSO BE APPLIED TO SURRENDERS FROM THE GUARANTEED INTEREST ACCOUNT.

RIGHT TO RETURN CONTRACT - THIS CONTRACT MAY BE RETURNED TO US WITHIN TEN DAYS FROM THE DATE YOU RECEIVE IT BY DELIVERING OR MAILING IT TO OUR ADMINISTRATIVE OFFICE, A LOCAL OFFICE OF OURS, OR TO ANY AGENT OF OURS. WE WILL THEN REFUND ANY PURCHASE PAYMENTS PAID. THE CONTRACT WILL BE CONSIDERED NEVER TO HAVE BEEN ISSUED. IF YOU RETURN BY MAIL, THE CANCELLATION WILL BE EFFECTIVE ON THE DATE IT IS POSTMARKED (IF PROPERLY ADDRESSED WITH POSTAGE PREPAID).


Brief Description

This is a FLEXIBLE PAYMENT VARIABLE ANNUITY CONTRACT.

Payments to the Payee begin on the Annuity Starting Date. If the Annuitant dies before that Date a Death Benefit is payable. No dividends are payable.


B5-98

                                                          TABLE OF CONTENTS
 SECTION                                                                                                                  Page
1.  SCHEDULE OF PAYMENTS                   - Contract description and specifications.                                        3
    AND CHARGES

2.  VARIABLE ACCOUNT, THE                  - Listing of Sub-accounts and funds.                                              4
    FUNDS AND SUB-ACCOUNTS

3.  ABOUT THIS CONTRACT                    - An overview of basic contract provisions.                                       5

4.  WE WILL PAY                            - Annuity payments; changing the date Annuity Payments start; Death               6
                                             Benefit; Interest on death proceeds.

5.  PURCHASE PAYMENTS YOU MAKE             - Initial purchase payment; Limits on payments; Automatic and                     7
                                             Non-Automatic Payments; Net Purchase Payment; Purchase Payment
                                             Allocations.

6.  FUND VALUE                             - How Fund Value is determined.                                                   8

7.  TRANSFERS                              - Types of transfers; allocation rules;                                           9

8.  FULL OR PARTIAL SURRENDERS             - Full and partial surrenders; Allocation rules; Surrender Charge;                9
                                             Free partial surrender amount.

9.  RIGHTS OF OWNER                        - Owner of the Contract; Owner s Rights;Successor Owner?                         11


10. DEATH OF OWNER                         - Death of Owner before the Annuity Starting Date?                               11


11. BENEFICIARY                            - Beneficiary of the Contract; Changing the Beneficiary;  Successor              12
                                             Beneficiary.

12. SECONDARY ANNUITANT                    - Secondary Annuitant;Naming or deleting a Secondary Annuitant.                  12

13. THE VARIABLE ACCOUNT                   - Variable Account;Sub-accounts;. Changes to the Variable Account.               13

14. SUB-ACCOUNT UNIT VALUE                 - Unit value Determination                                                       14

15. THE GUARANTEED INTEREST                - Guaranteed Interest Account; interest rate applied to the Guaranteed           14
    ACCOUNT                                  Interest Account, Accumulation Period, Market Value Adjustment?


16. ANNUAL CONTRACT CHARGE                 - Annual Contract Charge                                                         15

17. DATES AND CONTRACT PERIODS             - How dates are determined; how periods are measured.                            15

18. GENERAL PROVISIONS                     - The contract; Statements in application; Incontestability;                     15
                                             Misstatement of age or gender; Assignment; Postponement of payments or transfers; Authority; Relationships; Reports.

19. SETTLEMENT OPTIONS                     - Election Of Settlement Options; Settlement (Payout) Options                    17
                                             Available; Minimum Monthly Income Tables.
    ENDORSEMENTS, IF ANY

APPLICATION


FOR INFORMATION OR TO MAKE A COMPLAINT CALL 1-800-487-MONY
(1-800-487-6669) OR WRITE TO US AT OUR OPERATIONS CENTER AT:

ONE MONY PLAZA
P.O. BOX 4830
SYRACUSE, NEW YORK 13221

                      1.. SCHEDULE OF PAYMENTS AND CHARGES



 FLEXIBLE PAYMENT VARIABLE ANNUITY CONTRACT



 INITIAL PURCHASE PAYMENT                                                                     $10,000


 ACCUMULATION PERIOD SELECTED FOR GUARANTEED INTEREST ACCOUNT                                 5YR


 GUARANTEED INTEREST RATE FOR ACCUMULATION PERIOD                                             6.0%





 CHARGE ON TRANSFERS (SUBJECT TO CHANGE; SEE SECTION 7).
 CURRENT -                                                                                     $0
 GUARANTEED MAXIMUM -                                                                          $25

 SURRENDER CHARGE (SEE SECTION 8).


 DAILY MORTALITY/EXPENSE RISK CHARGE (SEE SECTION 14)
 CURRENT                                                               .003425% (equal to 1.25% annually)
 GUARANTEED MAXIMUM                                                    .003699% (equal to 1.35%annually)

 ANNUAL CONTRACT CHARGE (SUBJECT TO CHANGE; SEE SECTION 16)
 CURRENT                                                                                       $0
 GUARANTEED MAXIMUM                                                                            $50


 TAX CHARGE - 0% OF EACH PAYMENT RECEIVED SUBJECT TO CHANGE BASED
 UPON CHANGE IN APPLICABLE FEDERAL OR STATE TAX LAWS OR COST TO
 THE COMPANY.

B0000-00-00

2.. Variable Account, The Funds and Sub-accounts (see variable account section for further information)

     The Variable Account is MONY America Variable Account A and includes the Sub-accounts listed below. The Sub-accounts available forinvestment purposes , and the corresponding portfolios of the applicable funds are:

     Sub-account                                            Applicable Fund
     -----------                                            ---------------

     Money Market                                           MONY Series Fund, Inc.

     Government Securities                                  MONY Series Fund, Inc.

     Intermediate Term Bond                                 MONY Series Fund, Inc.

     Long Term Bond                                         MONY Series Fund, Inc.


     Equity Income                                          Enterprise Accumulation Trust

     Growth and Income                                      Enterprise Accumulation Trust

     Growth                                                 Enterprise Accumulation Trust

     Equity                                                 Enterprise Accumulation Trust

     Managed                                                Enterprise Accumulation Trust

     Capital Appreciation                                   Enterprise Accumulation Trust

     Small Company Value                                    Enterprise Accumulation Trust

     Small Company Growth                                   Enterprise Accumulation Trust

     International Growth                                   Enterprise Accumulation Trust

     High Yield Bond                                        Enterprise Accumulation Trust


The MONY Series Fund, Inc. is organized under the laws of Maryland. The Enterprise Accumulation Trust is organized under the laws of Massachusetts. Each fund is registered with the Securities and Exchange Commission (SEC) as an open end, diversified management investment company under the Investment Company Act of 1940.

3. . ABOUT THIS CONTRACT

The following is an overview of some basic contract provisions to aid your understanding. The specific provisions of the Contract are found in the pages following this overview. In the event of a discrepancy between this overview and any specific provisions of this Contract, the specific Contract provisions will control.

     This is a Flexible Payment Variable Annuity Contract. This Contract goes into effect on the Effective Date. This Contract is a "promise to pay" Annuity Payments which start on a date chosen by you called the Annuity Starting Date (or maturity date). Those payments are made to a person chosen by you as the Payee. The Annuitant is the person on whose life the Contract is based (the measuring life).

     If the Annuitant (or Secondary Annuitant) is living on the Annuity Starting Date, we begin to make Annuity Payments. If the Annuitant dies before the Annuity Starting Date, the Secondary Annuitant (if you designated one) takes over as Annuitant. If the Annuitant and the Secondary Annuitant both die before the Annuity Starting Date, the Contract ends and a death benefit is payable to the Beneficiary (person who receives the death benefit) chosen by you. The death benefit is equal to the Fund Value or, if greater, the Purchase Payments paid by you less any partial surrenders, plus or minus any market value adjustment and less any surrender charge. See the Guaranteed Minimum Death Benefit Rider for explanation of the Guaranteed Minimum Death Benefit. The Beneficiary does not have to be the Payee. If the Owner (and Successor Owner under certain circumstances) dies before the Annuity Starting Date, while the Annuitant is living, this Contract will be surrendered as of the date of that death. The surrender proceeds will then be paid to the Beneficiary in a single sum.

     Purchase Payments are payments you make to us. The sum of Purchase Payments made (less partial surrenders, charges, etc.) determine the value of the Contract. There may be a positive or negative market value adjustment and a surrender charge on partial surrenders you make or, if you surrender (cash in) the Contract in full. The market value adjustment depends on which Accumulation Period(s) you selected, how many years are left in the applicable Period(s) and how interest rates have changed since those Periods began. The surrender charge depends on how long ago you purchased the Contract.

     The value of this Contract is based on Purchase Payments which you allocate to either the Variable Account and/or the Guaranteed Interest Account. The Fund Value is the combined value of the Variable Account and the Guaranteed Interest Account BEFORE any market value adjustment is applied and any surrender charge is deducted. The Cash Value, if any, is the value AFTER any market value adjustment is applied and any surrender charge is deducted. The Guaranteed Interest Account is a "fixed" account and is part of our General Account. We offer several choices of Accumulation Periods and interest rates to apply during those Periods. The Variable Account is an account that is separate from our General Account. The value of the Variable Account can increase or decrease depending on investment experience. The Variable Account is made up of several Sub-accounts (subdivisions) with different investment objectives. Each Sub-account invests only in the shares of its own portfolio of its fund. The measure of value in a Sub-account is called a Unit.

The value of Units in a Sub-account can only change on a Business Day. A Business Day is any day the New York Stock Exchange is open for trading or any other day on which there is enough trading to change the Unit value of a Sub-account. Trading refers to the purchase and sale of securities held by the portfolio.

When we refer to "I" or "my" in a question, or to "you" or "your" in an answer, we mean the Owner. The Owner is the person who holds the Contract and who has the rights of ownership. The Owner chooses any options the Contract offers. When we refer to "we", "us" and "our" we mean MONY Life Insurance Company of America. "Administrative Office" means our office at 1740 Broadway, New York, N.Y. 10019 and also includes our Operations Center at One MONY Plaza,P.O. Box 4830 Syracuse, New York 13221.

You can read more about the terms used in the summary on the following pages. "Annuity Payments" (see Section 4)

"Annuity Starting Date" shown on page 1.

"Beneficiary" (see Section 11)

"Business Day" (see Section 3)

"Cash Value" (see Section 8)

"Effective Date" shown on page 1.

"Fund Value" (see Section 6)

"Guaranteed Interest Account" (see Section 15)

"Owner" (see Section 9)

"Payee" (see Section 4)

"Purchase Payments" (see Section 5)

"Secondary Annuitant" (see Section 12)

"Sub-account" (see Section 2)

"Variable Account" (see Section 13)


-----------------------------------------------------
4. . WE WILL PAY

WHAT WILL THE COMPANY PAY AND WHEN WILL THEY PAY IT?

1. We will pay the Annuity Payments starting on the Annuity Starting Date to a person named by you as Payee. You can name a Payee either in the application or later (if later, we will send an endorsement to show the change).

2. We will pay the Death Benefit to the Beneficiary if the Annuitant dies before the Annuity Starting Date. But we must first receive proof that the Annuitant died before the Annuity Starting Date. Payment in any case will only be made in accordance with all the provisions of this Contract. "Annuitant" includes a "Secondary Annuitant" if you designated one.

3. We will pay the surrender proceeds to the Beneficiary if the Owner (or Successor Owner if that Successor Owner is the Owner s Spouse) dies before the Annuity Starting Date and while the Annuitant is living (see Section 10 for details).

WHAT ARE ANNUITY PAYMENTS?

Annuity Payments are Income Payments made periodically (monthly, quarterly, semi-annually or annually) over the lifetime of the Payee or for a selected period. The income will be purchased by the Cash Value on the Annuity Starting Date. The amount of the Cash Value and the Settlement (payout) Option chosen will determine the amount of income payments.

But, if you elect Settlement Option 3 or 3A, the income will be purchased by the Fund Value on the Annuity Starting Date. That benefit will be based on the Payee's lifetime, as explained in the Settlement Options section (Section 19).

CAN I CHANGE THE DATE ANNUITY PAYMENTS START?

Yes, you may advance or defer the Annuity Starting Date, but only while the Annuitant is living. We must receive your request before the Annuity Starting Date. The Date may not be advanced to a date earlier than the 10th anniversary. It may not be deferred to a date later than the anniversary following the Annuitant's 95th birthday. The change will be effective as of the date we receive your written request at our Administrative Office. You do not need to return the Contract for us to make the change unless we ask for it.

IF THE ANNUITANT DIES, WHAT DOES THE COMPANY PAY?

If the Annuitant dies before the Annuity Starting Date, we will pay to the Beneficiary, the greater of:

(a) the Fund Value on the date of death; or

(b) the Purchase Payments paid by you, less any partial surrenders (reflecting any Market Value Adjustments and any surrender charges).

But we must first receive proof that the Annuitant died before the Annuity Starting Date.

Any death benefit payable under this Contract is not less than the minimum benefit required by the law of the state in which the Contract is delivered.

If the proceeds are not paid by the end of 30 days from the date we receive due proof of death of the Annuitant, we will pay interest on the proceeds if required by the state in which the Contract is delivered at the rate specified by that state. If interest is payable, it will be paid from date of the death to date of payment of proceeds.



5. . PURCHASE PAYMENTS YOU MAKE

WHAT PAYMENTS CAN I MAKE TO THE COMPANY?

The INITIAL PURCHASE PAYMENT is shown on Page 3. You can send additional Purchase Payments to our Administrative Office. On request, we will give a receipt signed by our Treasurer. We will accept Purchase Payments any time before the Annuity Starting Date as long as the Annuitant is living.

IS THERE A LIMIT ON PAYMENTS I CAN MAKE TO THE COMPANY?

Yes, we may limit the sum of Purchase Payments you make. That limit is $1,500,000 (less any partial surrenders, any market value adjustment and any surrender charge).

CAN I MAKE PAYMENTS TO THE COMPANY AUTOMATICALLY?

Yes, you can make automatic Purchase Payments to us through an automatic payment plan. It could be payroll deductions by a central remitter with whom we make an agreement or, authorized government allotments if we receive official military verification. It could also be automatic bank drafts or any other automatic plan we agree to.

CAN I MAKE PAYMENTS TO THE COMPANY OTHER THAN AUTOMATIC PAYMENTS?

Yes, whether you are on an automatic payment plan or not, you can make non-automatic Purchase Payments.

WHAT IS A NET PURCHASE PAYMENT?

When we refer to net Purchase Payments, we mean the Purchase Payment amount after deduction of any applicable taxes (see Page3 for the amount of tax, if any). We may waive any deduction of taxes on Purchase Payments. But if we do, we can stop waiving them on future Payments if we give you at least 30 days written notice.

DOES THE COMPANY PAY INTEREST ON NET PURCHASE PAYMENTS I MAKE BEFORE THE EFFECTIVE DATE?

Yes, net Purchase Payments will earn interest at a rate not less than 3.5%. Interest will be credited annually from the later of the Effective Date and the Business Day that falls on, or next follows, the date we receive it at our Administrative Office until the date we transfer it to the Sub-accounts and/or Guaranteed Interest Account as you have chosen. If you do not accept the Contract at delivery, we will refund any Purchase Payment paid without interest.

WILL MY NET PURCHASE PAYMENTS EARN INTEREST DURING THE "RIGHT TO RETURN CONTRACT" PERIOD?

Any net Purchase Payment we receive after delivery of the Contract but before the end of the "Right to Return Contract " period (see page 1) will also earn interest at a rate not less than a 3.5% annual interest rate.

WHEN IS THIS VALUE TRANSFERRED INTO THE ACCOUNTS I'VE CHOSEN?

If you have not returned the Contract, at the end of the "Right to Return Contract" period, we transfer the net Purchase Payments with interest to the Sub-accounts and/or the Guaranteed Interest Account as you have chosen. When we do this we use the most recent valid allocation choice and Accumulation Period choice (if applicable), we have from you. If we have no valid allocation choice from you, we will transfer the net Purchase Payments with interest to the Money Market Sub-account.

AFTER THE "RIGHT TO RETURN CONTRACT" PERIOD, WHERE ARE NET PURCHASE PAYMENTS ALLOCATED?

After the "Right to Return Contract" period, any net Purchase Payments received by us are allocated to the Sub-account(s) and/or the Guaranteed Interest Account as chosen by you on the day we receive them if it is a Business Day. If the day we receive the Purchase Payment is not a Business Day, we allocate it on the next business Day. When we do this, we use the most recent valid allocation choice and Accumulation Period choice (if applicable) we have from you. If we have no valid allocation choice and Allocation Period choice (if applicable) from you, we will allocate the net Purchase Payments to the Money Market Sub-account.

ARE THERE ANY RULES FOR ALLOCATION CHOICES?

Yes, allocations must be made in whole percentages. If a Sub-account or the Guaranteed Interest Account is to receive any allocation, the allocation must be at least 10% and, the total must equal 100% of the net Purchase Payment. We use the most recent valid allocation choice we have from you. You may change your allocation choice by writing to us at our Administrative Office. A change will take effect within 7 days after we receive that notice.

CAN I EARMARK A NON-AUTOMATIC NET PURCHASE PAYMENT FOR AN ALLOCATION DIFFERENT FROM MY REGULAR ALLOCATION CHOICE?

Yes, you can choose a specific allocation for a non-automatic Purchase Payment and it will not change your allocation choice and/or Accumulation Period choice for future Purchase Payments. Allocations must be by amount or percentage in whole numbers only. If a Sub-account or the Guaranteed Interest Account is to receive any allocation, the allocation must be at least 10% and the total must equal 100% of the net Purchase Payment.

If you do not give us a specific allocation for the non-automatic Purchase Payment, or if your allocation choice is not valid, we will use the most recent valid allocation choice and/or Accumulation Period choice we have from you.

6. . FUND VALUE

WHAT IS THE FUND VALUE ON THE EFFECTIVE DATE?

The Fund Value on the Effective Date is the net Purchase Payments received by us on or before the Effective Date and any interest credited to those Payments.

WHEN ARE FUND VALUE CALCULATIONS MADE?

After the Effective Date, Fund Value calculations are made on Business Days. If a Fund Value calculation has to be made for a day that is not a Business Day, then we will use the next Business Day.

HOW IS THE FUND VALUE DETERMINED ON A BUSINESS DAY?

The Fund Value on a Business Day is determined as follows:

(a) Determine the Fund Value in each Sub-account on that Day (see below for details).

(b) Total the Fund Value in each Sub-account on that Day.

(c) Add the Fund Value in the Guaranteed Interest Account on that Day (see below for details).

(d) Add any net Purchase Payments received on that Day.

(e) Deduct any transfer charges on that Day.

(f) Deduct any partial surrender, (reflecting any market value adjustment and any surrender charge) made on that Day.

(g) Deduct any Annual Contract Charge made on that Day.

REGARDING (a) ABOVE, HOW IS THE FUND VALUE FOR EACH SUB-ACCOUNT DETERMINED ON THAT BUSINESS DAY?

For each Sub-account we multiply the number of Units credited to that Sub-account by its Unit value on that Day. The multiplication is done BEFORE the purchase or redemption of any Units on that Day.

REGARDING (c) ABOVE, WHAT MAKES UP THE FUND VALUE IN THE GUARANTEED INTEREST ACCOUNT ON THAT BUSINESS DAY?

The Fund Value in the Guaranteed Interest Account on that Day is the accumulated value at the applicable interest rate(s) of net Purchase Payments allocated to the Guaranteed Interest Account BEFORE that Day, decreased by allocations against the Guaranteed Interest Account BEFORE that Day for:

(i) any partial surrender, any market value adjustment and any surrender charge;

(ii) any amount transferred from the Guaranteed Interest Account, its transfer charge and any market value adjustment; and any transfer charge;

(iii) any Annual Contract Charge.

-----------------------------------------------------

7. . TRANSFERS

WHEN CAN I MAKE TRANSFERS?

Transfers may be made only after the "Right to Return Contract" period has ended.

WHAT TRANSFERS CAN I MAKE?

There are 2 types of transfers you can make. Each type is explained (along with any rules and limitations) below:

Type 1. Transfers FROM a Sub-account. There are no restrictions on this type of transfer.

Type 2. Transfers FROM the Guaranteed Interest Account. This type of transfer can be requested at any time. A Market Value Adjustment will apply unless your request is received at our Administrative Office, WITHIN 30 DAYS BEFORE the end of the applicable Accumulation Period. If multiple Accumulation Periods are in effect, your transfer request must specify which Accumulation Period(s) funds are to be transferred from.

There is no limit on transfers INTO a Sub-account or the Guaranteed Interest Account.

WHEN WILL A TRANSFER REQUEST TAKE EFFECT?

Type 1 transfers will take effect on the Business Day that falls on, or next follows, the date we receive the request at our Administrative Office. Type 2 transfers will take effect at the end of the Accumulation Period or, if later (subject to above rules), on the Business Day that falls on, or next follows, the date we receive the request at our Administrative Office.

WHAT IS THE CHARGE FOR A TRANSFER AND HOW DOES IT WORK?

Each request for a transfer is considered one transaction and is subject to a transfer charge. The guaranteed maximum amount of that charge is shown on page
3. But, we may charge less than that maximum, or waive the charge entirely, in accordance with our procedure in effect at the time of request.

If we change the amount of the charge we will send an endorsement to show the change.

IF A TRANSFER CHARGE IS APPLICABLE, HOW IS IT ALLOCATED AMONG THE ACCOUNTS?

The charge is allocated against the first of the Sub-accounts and/or the Guaranteed Interest Account from which Fund Value is being transferred.

8. . FULL AND PARTIAL SURRENDERS

CAN I WITHDRAW MONEY FROM THE CONTRACT?

Yes, money may be withdrawn by making a full or partial surrender.

WHEN CAN I MAKE A FULL OR PARTIAL SURRENDER?

At any time on or before the Annuity Starting Date and while the Annuitant is living, you may make a full or partial surrender of the Contract for its Cash Value (Fund Value plus or minus any market value adjustment and less any surrender charge). A full surrender will end the Contract.

If a partial surrender reduces the Cash Value to less than $1,000, we will process it as a full surrender.

IF I MAKE A FULL SURRENDER, WILL ANNUITY (INCOME) PAYMENTS BEGIN ON THE ANNUITY STARTING DATE?

No. If a full surrender of the Contract is made on or before the Annuity Starting Date, the income which was to begin on that Date will not be payable.

WHAT IS THE FULL VALUE OF THE CONTRACT ON SURRENDER?

The full value of the Contract on surrender is the Cash Value (Fund Value plus or minus any market value adjustment and less any applicable surrender charge).Any cash surrender available under this Contract is not less than the minimum benefit required by the law of the state in which the Contract is delivered.

WHEN WILL A FULL OR PARTIAL SURRENDER TAKE EFFECT?

A full or partial surrender will take effect on the Business Day that falls on, or next follows, the date we receive your request at our Administrative Office.

HOW CAN I SPECIFY PARTIAL SURRENDER ALLOCATIONS AND ARE THERE MINIMUMS?

You can specify partial surrender allocations by amount or percentage. Allocations by percentage must be in whole percentages and the minimum percentage is 10% against any Sub-account or the





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
Guaranteed Interest Account. Percentages must total 100%.

We will not accept an allocation which does not comply with the above rules or if there is not enough Fund Value in a Sub-account or the Guaranteed Interest Account to provide its share of the allocation.

WHAT IF I DON'T SPECIFY AN ALLOCATION?

If you do not specify an allocation, we will not accept your request for partial surrender.

WHEN IS A SURRENDER CHARGE APPLICABLE?

Aside from the exceptions below, a surrender charge is applicable whenever we pay any partial surrender or full surrender to you during the first 8 contract years.

WHAT ARE THE EXCEPTIONS?

There are 2 exceptions when no surrender charge will apply:

1. Free Partial Surrender Amount. - During each contract year after the first, you may make one or more partial surrenders without a surrender charge up to a total surrender amount for that year of 10% of the Cash Value at the beginning of the contract year.

Note that free partial surrenders may only be made to the extent Cash Value in the Sub-accounts is available. For example, the Fund Value in the Variable Account could decrease (due to unfavorable investment experience) after part of the 10% was withdrawn. In that case it is possible that there may not be enough Cash Value to provide the remaining part of the 10% free partial surrender amount.

2. If the full surrender or partial surrender is after the 3rd contract year and the proceeds are settled under Settlement Option 3 or 3A (life income annuity options). See Section 19.

WHAT DOES THE AMOUNT OF SURRENDER CHARGE DEPEND ON?

The amount of any surrender charge depends on how much you surrender and how long the Contract has been in effect.

HOW IS THE AMOUNT OF ANY SURRENDER CHARGE DETERMINED?

The amount of any surrender charge is determined as follows:

Step 1. Multiply the Fund Value in each Sub-account and/or the Guaranteed Interest Account (after adjustment for any Market Value Adjustment) to be surrendered by the appropriate surrender charge percentage shown in the table below:

Surrender Charge Percentage Table

 # of Contract                        Surrender
   Anniversaries since                Charge
   Effective Date                     Percentage
          0                              7%
          1                              7
          2                              6
          3                              6
          4                              5
          5                              4
          6                              3
          7                              2
          8 (or more)                    0

Step 2. Add the products of each multiplication in Step 1 above.

HOW WILL ANY SURRENDER CHARGE BE ALLOCATED?

Each Sub-account and/or the Guaranteed Interest Account will be charged its pro-rata share of the surrender charge. That means the charge against each account will be in the same proportion as the amount of the partial surrender allocated against that account bears to the total partial surrender.

9. . RIGHTS OF OWNER

WHO IS THE OWNER OF THE CONTRACT AND WHAT RIGHTS DOES THE OWNER HAVE?

While the Annuitant is living, all rights, benefits, options and privileges under the Contract or allowed by us belong to the Owner unless otherwise provided by endorsement. These rights include the right to change the Beneficiary, to assign the Contract, to transfer Contract values or make full or partial surrenders, all in accordance with our rules and procedures. The Owner is the person so named in the application for this Contract unless otherwise provided by endorsement.

WHO AND WHAT IS THE SUCCESSOR OWNER?

A Successor Owner, if one is named, is the person(s) who becomes the new Owner if the first Owner dies.

10. . DEATH OF OWNER

The following is required by Section 72(s) of the Internal Revenue Code of 1986 (Death of Owner) and overrides anything in this Contract to the contrary: This provision will not extend the term of this Contract beyond the date the Annuitant dies.

WHAT HAPPENS IF AN OWNER DIES BEFORE THE ANNUITY STARTING DATE?

If an Owner dies before the Annuity Starting Date and while the Annuitant is living, this Contract must be surrendered as of the date of that death. The surrender proceeds will then be paid to the Beneficiary in a single sum. There is one exception. If the Designated Beneficiary is a surviving spouse of the Owner, then the surviving spouse will become the new Owner of this Contract and it will not be necessary to surrender the Contract.

For purposes of compliance with Section 72(s) if an Owner is other than a natural person, the Primary Annuitant will be the Owner and any change in Primary Annuitant will be treated as the death of the Owner.

This provision will not extend the term of the Contract beyond the date when death proceeds become payable due to the death of the Annuitant.

CAN THE PROCEEDS BE PAID IN OTHER THAN A SINGLE SUM?

Yes, but only if the Beneficiary was also the Successor Owner. In that case, the Successor Owner may choose that the proceeds may be paid over his or her lifetime.

WHAT HAPPENS IF THE OWNER DIES ON OR AFTER THE ANNUITY STARTING DATE?

If the Owner dies on or after the Annuity Starting Date, then any remaining portion of the proceeds will be distributed at least as rapidly as under the method of distribution being used as of the date of that Owner's death.

For purposes of this Section, "Successor Owner" means "Designated Beneficiary"

11 . BENEFICIARY

WHO IS THE BENEFICIARY ?

The Beneficiary is the person to whom the Death Benefit of the Contract is payable upon the death of the Annuitant. The Beneficiary is the person so named in the application for this Contract unless otherwise provided by endorsement.

If the beneficiary designation requires the Beneficiary to be living or surviving, then, unless otherwise provided, that Beneficiary must be living on the 14th day after the Annuitant s death or, if earlier, the date we receive due proof of the Annuitant s death. The share of the Death Proceeds of any Beneficiary who is not living on that earlier day will be payable to the remaining Beneficiaries. Payment will be made in the manner provided for in that designation.

WHAT IF THERE IS NO BENEFICIARY NAMED OR THEN LIVING?

Unless otherwise provided in the beneficiary designation, the Death Benefit will be payable to the Annuitant s executors or administrators.

CAN I CHANGE THE BENEFICIARY?

Yes, you can change the Beneficiary, unless you have given up this right, as long as the Annuitant is living by writing to us at our Administrative Office. You do not need to return the Contract to make the change unless we ask for it.

WHEN WILL A CHANGE OF BENEFICIARY TAKE EFFECT?

A change will take effect when we record it retroactively as of the date the request was signed. We shall not be charged with notice of a change of beneficiary until the change is received at our Administrative Office. The change will be subject to any payment made or action taken by us before we received your request.

WHO IS THE SUCCESSOR BENEFICIARY?

The Successor Beneficiary is the person so named in the application or in an endorsement. If the Beneficiary dies before the Annuitant, a Successor Beneficiary becomes the new Beneficiary.

12. . SECONDARY ANNUITANT

WHAT IS A SECONDARY ANNUITANT?

The Secondary Annuitant (sometimes called contingent annuitant), if you choose one, is the person who becomes the Annuitant at the death of the Primary Annuitant. If the Secondary Annuitant is living at the death of the Primary Annuitant, the Contract continues (and no death benefit is payable). The Secondary Annuitant can only become the Annuitant before the Annuity Starting Date.

WHEN CAN I CHOOSE A SECONDARY ANNUITANT?

You may choose a Secondary Annuitant only once either at time of application or after the Contract is issued. To choose a Secondary Annuitant after issue, you must write to us at our Administrative Office before the Annuity Starting Date.

CAN I CHANGE THE SECONDARY ANNUITANT?

No, you cannot change the Secondary Annuitant but, you can delete the Secondary Annuitant by writing to us at our Administrative Office.

IF I CHOOSE OR DELETE A SECONDARY ANNUITANT AFTER THE CONTRACT IS ISSUED, WHEN WILL THAT REQUEST TAKE EFFECT?

Your request to choose or delete a Secondary Annuitant will take effect on the date you signed the request. But we must first accept and record the change. And, the change will have no effect on any payment made by us or action taken by us before we received your request. You do not need to return the Contract for us to make the change unless we ask for it. We will send an endorsement to show the change.

WHAT ELSE SHOULD I KNOW ABOUT THE SECONDARY ANNUITANT?

We will delete any Secondary Annuitant automatically as of their 95th birthday. The change will be effective on the anniversary following that birthday.

If the Primary Annuitant is also the Owner and the Primary Annuitant dies, his or her spouse must be Successor Owner in order for the Secondary Annuitant to become the Annuitant.

It may happen that when a Secondary Annuitant becomes the Annuitant, the Annuity Starting Date in effect is after their 95th birthday. In that case we will automatically advance the Annuity Starting Date to the anniversary following that 95th birthday.

It may happen that the Secondary Annuitant is also the Beneficiary when the Primary Annuitant dies. In that case we will automatically change the Beneficiary to the person chosen as Successor Beneficiary.

If no Successor Beneficiary was chosen, the Beneficiary will be the Secondary Annuitant's executors or administrators.

13. . THE VARIABLE ACCOUNT

WHAT IS THE VARIABLE ACCOUNT AND WHAT IS ITS PURPOSE?

The Variable Account is an investment account established and maintained by us, separate from our general account or other separate accounts. The variable benefits under this Contract are provided through investments we make in the Variable Account. It is used for our flexible payment variable annuity contracts and, if permitted by law, may be used for other contracts.

WHAT ELSE SHOULD I KNOW ABOUT THE VARIABLE ACCOUNT?

We own the assets in the Variable Account. Assets equal to the reserves and other liabilities of the Variable Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account, assets which exceed the reserves and other liabilities of the Variable Account.

The Variable Account is registered with the Securities and Exchange Commission
(SEC) as a unit investment trust under the Investment Company Act of 1940. It is also governed by the laws of the state of Arizona.

WHAT CHANGES CAN THE COMPANY MAKE TO THE VARIABLE ACCOUNT?

We may, to the extent permitted by applicable laws and regulations, make these changes:

(a) the Variable Account may be operated as a management company under the Investment Company Act of 1940; or (b) the Variable Account may be de-registered under that Act if registration is no longer required; or (c) the Variable Account may be combined with any of our other separate accounts.

WHAT SHOULD I KNOW ABOUT SUB-ACCOUNTS?

We use the assets of each separate Sub-account to buy shares in a corresponding portfolio of the applicable fund. (See Section 2).

WHAT RIGHTS DOES THE COMPANY HAVE TO CHANGE SUB-ACCOUNTS?

We reserve the right to establish new Sub-accounts or eliminate one or more Sub-accounts if marketing needs, tax considerations or investment conditions warrant.

Any new Sub-accounts may be made available to existing contracts on a basis to be determined by us. If any of these changes are made, we may by appropriate endorsement change the Contract to reflect the change.

Income and realized and unrealized gains or losses from assets of each Sub-account are credited to or charged against that Sub-account without regard to income, gains or losses in the other Sub-accounts, our general account or any other separate accounts. We reserve the right to credit or charge a Sub-account in a different manner if required, or appropriate, by reason of a change in the law.

WHEN WILL THE COMPANY VALUE THE ASSETS IN THE SUB-ACCOUNTS?

We will value the assets of each Sub-account on each Business Day after the assets in its corresponding fund portfolio have been valued on that Day.

WHAT CHANGES CAN THE COMPANY MAKE TO THE PORTFOLIO?

If, in our judgment, a portfolio no longer suits the purposes of the Contract due to a change in its investment objectives or restrictions, we may substitute shares of another portfolio of that fund or shares of another investment fund. But, we will notify You before doing so and, to the extent required by law, we will get prior approval from the SEC and the Arizona Insurance Department. Such approval process is on file with the Arizona Insurance Department. We also will get any other required approvals.

14. . SUB-ACCOUNT UNIT VALUE

WHAT IS THE UNIT VALUE OF EACH SUB-ACCOUNT?

The Unit value of each Sub-account on its first Business Day was set at $10. The Unit value of each Sub-account on any subsequent Business Day is obtained by subtracting (b) from (a) and dividing the result by (c), where:

(a) is The per share net asset value on the Business Day of the applicable fund portfolio in which the Sub-account invests times the number of such shares held in the Sub-account before the purchase or redemption of any shares on that Day.

(b) is The mortality/expense risk charge accrued as of that Business Day. The Daily Mortality/Expense Risk Charge is a percentage of the Sub-account's net asset value on the previous Business Day. (If the previous day was not a Business Day, then the daily mortality/expense risk charge is a percentage times the number of days since the last Business Day times the Sub-account's net asset value on that last Business Day.) The current amount of that charge is shown on page 3. We may increase the charge but it will never be more than the guaranteed maximum shown on page 3.

          If we change the amount of the charge we will send an endorsement to show the change.

(c) is The total number of Units held in the Sub-account on the Business Day before the purchase or redemption of any Units on that Day.

Amounts allocated to a Sub-account are used to purchase Units in that Sub-account. An example of a transaction where amounts are allocated to a Sub-account is a purchase payment. Amounts allocated against a Sub-account result in the redemption of Units in that Sub-account. An example of a transaction where amounts are allocated against a Sub-account is a partial surrender. The number of Units purchased or redeemed is equal to the dollar amount of the allocation divided by the Sub-account s Unit value on the applicable Business Day. The number of Units in a Sub-account on a Business Day is equal to the number of Units purchased for the Sub-account before any transactions are processed on that Day minus the number of Units redeemed in that Sub-account before any transactions are processed on that Day.

15. . GUARANTEED INTEREST ACCOUNT

WHAT IS THE GUARANTEED INTEREST ACCOUNT?

The Guaranteed Interest Account is an account which is part of our general account. The general account consists of all of our assets except those held by the Variable Account and other separate accounts maintained by us.

WHAT INTEREST RATE APPLIES TO THE GUARANTEED INTEREST ACCOUNT?

The guaranteed annual interest rate that applies in the calculation of the Fund Value will be declared by us at the beginning of each Accumulation Period you select. Those rates will never be less than 3 1/2% (0.0094%, compounded daily). Interest in excess of the guaranteed rate may be applied in the calculation of that Fund Value in a manner determined by us.

WHAT IS AN ACCUMULATION PERIOD?

The Accumulation Periods currently offered by us are 3, 5, 7, and 10 years. We reserve the right to change the Periods offered. The Accumulation Period starts on the Business Day that falls on, or next follows, the date we transfer the purchase payment into the Guaranteed Interest Account and ends on the monthly contract anniversary immediately prior to the last day of that Period.

WHAT HAPPENS AT THE END OF AN ACCUMULATION PERIOD?

We will send a notice to you at least 15 but not more than 45 days before the end of an Accumulation Period. The notice will show the rates then being declared by us. Within 30 days after the end of the Accumulation Period, you may elect a new Period. If you do not elect a new Period, we will automatically renew the Accumulation Period for the same length of time at the interest rate then being declared. The start of the new Accumulation Period is the ending date of the previous Accumulation Period.

If an Accumulation Period for the same length of time is no longer being offered by us or if such renewal would extend the new Accumulation Period beyond the Annuity Starting Date, values will be transferred into the Money Market Sub-account described in Section2..

WHAT IS THE MARKET VALUE ADJUSTMENT?

The Market Value Adjustment is an amount that is added to or deducted from any transfer or full/partial surrender from the Guaranteed Interest Account. It will not apply to requests for transfer or full/partial surrenders received at our Administrative Office within 30 days before the end of the applicable Accumulation Period

The Market Value Adjustment is determined by multiplying the amount of transfer or full/partial surrender by (a) divided by (b), accumulated for the time remaining in the applicable Accumulation Period, minus 1, where:

(a) .. is 1 plus the interest rate then being credited for the Accumulation Period from which the transfer or full/partial surrender is taken.

(b) .. is 1 plus the interest rate then being declared for an Accumulation Period equal to the time remaining in the applicable Accumulation Period, plus 0.25%.

Regarding (b) above: if an Accumulation Period equal to the time remaining is not available, the rate will be an interpolation between two available Accumulation Periods. If two such Accumulation Periods are not available, we will use the rate for the next available Accumulation Period.

If the Company is no longer declaring rates on new payments, we will use Treasury yields adjusted for investment risk as the basis for the Market Value Adjustment.

-----------------------------------------------------
16. . ANNUAL CONTRACT CHARGE

WHAT IS THE ANNUAL CONTRACT CHARGE AND WHEN WILL IT BE DEDUCTED?

An Annual Contract Charge is a charge for administrative expenses. The guaranteed maximum amount of the charge is shown in Section1.. But, we may charge less than that maximum, or waive the charge entirely, in accordance with our procedure in effect at the time of the deduction.. We will give at least 30 days written notice of our intention to change the charge.

The Annual Contract Charge will be deducted on each contract anniversary

HOW WILL THE CHARGE BE ALLOCATED AGAINST THE ACCOUNTS?

The amount of the charge will be allocated against all Sub-accounts and the Guaranteed Interest Account in the same proportion that the Fund Value held in each bears to the total Fund Value in the Contract.

WHAT IF THE CONTRACT'S FUND VALUE IS INSUFFICIENT TO COVER THE ANNUAL CONTRACT CHARGE ON THE DAY IT IS TO BE DEDUCTED?

If the Contract s Fund Value is insufficient to cover the Annual Contract Charge, then the Contract will end without value on that day.

17.. DATES AND CONTRACT PERIODS

HOW ARE PERIODS MEASURED IN THE CONTRACT?

Months, years and anniversaries are measured from the Effective Date unless we state otherwise. Contract months start on the same date in each calendar month as the Effective Date. That means if the Effective Date is on the 1st of the month, then each contract month will start on the 1st of the month.

WHAT IF THE EFFECTIVE DATE IS A DATE THAT DOESN'T OCCUR IN ALL MONTHS, SUCH AS THE 31ST?

If the Effective Date is the 29th, 30th or 31st of a month, there will be some calendar months when there is no such date. For those months the contract month will start on the last day of the calendar month.

Where dates are shown, the numbers stand for month, day and year, in that order. The Effective Date is shown on Page 1.

18. . GENERAL PROVISIONS

WHAT MAKES UP THIS CONTRACT?

This Contract has been issued in consideration of the application and payment of the initial Purchase Payment shown in Section 1.. The application, a copy of which is attached, is a part of the Contract. The Contract, any attached riders and/or endorsements and the application make up the entire contract.

The questions in this Contract, including the questions in any rider or endorsement attached hereto, are for purposes of convenience and reference only. They do not form a part of and shall not in any way limit or affect the meaning or interpretation of any of the terms and conditions of this Contract.

HOW DOES THE COMPANY USE THE STATEMENTS I MAKE IN THE APPLICATION?

All statements made in the application will be considered to be representations and not warranties. No statement may be used to make this Contract invalid or to deny a claim under it, unless the statement is contained in the written application, a copy of which must have been attached to the Contract at issue or delivery.

WHEN WILL THIS CONTRACT BE INCONTESTABLE?

This Contract will be incontestable from its Date of Issue.

WHAT IF THE ANNUITANT'S AGE, DATE OF BIRTH OR GENDER HAS BEEN MISSTATED?

If the Annuitant's age, date of birth or gender has been misstated, any amount payable by us at any time will be that which the Purchase Payments paid would have bought at the correct age and gender. Any overpayment by us will be deducted from the payment or payments made after the correction of the misstatement. Any underpayment by us will be added to the payment or payments made after the correction of the misstatement.

HOW DOES THE COMPANY HANDLE AN ASSIGNMENT OF THIS CONTRACT?

We shall not be charged with notice of assignment of any interest in this Contract until the assignment (or a copy) is received and recorded at our Administrative Office. We are not responsible as to the validity or effect of any assignment. We may rely solely on the statement of the assignee as to the amount of his or her interest. The interest of any Beneficiary or other person will be subordinate to any assignment, whenever made. The assignee will receive any sum payable to the extent of his or her interest.

WHAT MAY THE COMPANY REQUIRE FOR CONTRACT PAYMENT?

In any settlement (payout) of this Contract, by reason of death, surrender, or otherwise, we may require the return of the Contract. Due proof of death must be submitted to us at our Administrative Office.

WHAT DO RELATIONSHIPS IN ANY BENEFICIARY OR OTHER DESIGNATION REFER TO?

Relationships used in any beneficiary or other designation will refer to the Annuitant unless the wording indicates otherwise.

WHO HAS THE AUTHORITY TO CHANGE THIS CONTRACT?

No change in the Contract will be valid until it is approved by one of our executive officers. This approval must be endorsed on or attached to this Contract. No agent or other person has authority to change this Contract, waive any of its provisions or accept representations or information not in the written application.

CAN THE COMPANY POSTPONE ANY PAYMENTS OR TRANSFERS?

We will usually pay any amount payable on surrender or partial surrender within 7 days after we receive written request for the payment at our Administrative Office. We will usually pay any death proceeds within 7 days after we receive due proof of death.

But, any payment involving Cash Value in the Guaranteed Interest Account may be postponed for up to 6 months from the date we receive the request for a surrender. And, any payment involving a determination of Cash Value in Sub-accounts may be postponed in any case whenever:

(a) the New York Stock Exchange (or International Exchange) is closed (except for customary weekend and holiday closings), or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission (SEC); or

(b) the SEC determines that a state of emergency exists, so that valuation of the assets of the Variable Account or disposal of securities is not reasonably practicable.

Transfers among Sub-accounts, and allocations to and against Sub-accounts, also may be postponed under the circumstances described in (a) and (b) above.

WHAT REPORTS WILL THE COMPANY SEND?

We will send an annual report to the Owner showing the then current status of the Contract. It will show since the last report: Purchase Payments received; Annual Contract Charge; any partial surrenders (reflecting any Market Value Adjustments and any surrender charges) ); and any transfers (reflecting any Market Value Adjustments and any transfer charges).. It will show as of the current report date: Cash Value. It will also show as of the current and prior report dates: Fund Value; Sub-account Unit values; Fund Value in the Guaranteed Interest Account; and any other information required by state law or regulation We will also send an annual statement of investments held under the Sub-account of the Variable Account.

We also will send to the Owner any reports required by the Investment Company Act of 1940.

DOES THIS CONTRACT PAY DIVIDENDS?

We pay no dividends on this Contract.


-----------------------------------------------------
19. . SETTLEMENT OPTIONS

WHAT IS A SETTLEMENT OPTION?

Instead of being paid in a single sum, you may elect to receive any death or surrender proceeds from this Contract in the form of a Settlement Option. If you elect a Settlement Option in the form of income payments, the dollar amount of the payments and how long will we pay them (for example, over the lifetime of a single payee or joint payees), will depend on the terms of that settlement.

Any paid-up annuity, cash surrender, or death benefits that may be available under the Contract are not less than the minimum benefits required by any statute of the state in which the Contract is delivered.

CAN ANY PROCEEDS BE PAID IN A SINGLE SUM?

Yes, if one of the Settlement Options described below is not elected, any death or surrender proceeds will be paid in a single sum.

WHOM CAN I SELECT AS THE PAYEE UNDER A SETTLEMENT OPTION?

Any natural person (not a business entity or trust) in his or her own right. The payee must be the person to whom proceeds are payable under this Policy.

WHEN CAN I ELECT A SETTLEMENT OPTION?

At any time while the Annuitant is living, you may elect to have the proceeds paid under one of the Settlement Options described below.

HOW CAN I ELECT OR CHANGE A SETTLEMENT OPTION FOR DEATH PROCEEDS?

You may choose an option or change a prior election while the Annuitant is living by sending written request to us at our Administrative Office. However, we must record this choice or change. You do not need to return the Contract to us to make the choice or change unless we ask for it.

WHAT IS THE MINIMUM AMOUNT OF PROCEEDS I CAN ELECT TO HAVE APPLIED TOWARD ONE OF THESE SETTLEMENT OPTIONS?

The amount of proceeds applied toward any of these Settlement Options must be at least $1,000.

CAN THE PAYEE CHOOSE A SETTLEMENT OPTION?

Yes, if the Payee was to receive the proceeds in a single sum, the Payee may instead choose one of the Settlement Options for proceeds not yet paid. This must be done by written request to us at our Administrative Office not more than 1 month after the proceeds become payable.

WHAT SETTLEMENT OPTIONS ARE AVAILABLE?

 - Option 1. Interest Income. Under this option, we hold the proceeds and credit interest earned on those proceeds to the Payee. We set the rate of interest for each year, but that rate will never be less than 2 3/4% a year. This Option will continue until the earlier of the date the Payee dies or the date you elect another Settlement Option.

 - Option 2. Income for Specified Period. Under this option, the Payee receives an income for the number of years chosen. We then calculate an income that will be based on the Minimum Monthly Income Table 2 for that period. Note that the longer the period selected (i.e. number of years) the lower the dollar amount per $1,000 of proceeds. Payments may be increased by additional interest as we may determine for each year.

 - Option 3. Single Life Income. Under this option, a number of years called the period certain is chosen. We will then pay income to a single Payee for as long as that Payee lives or for the number of years chosen (the period certain), whichever is longer. If the Payee dies after the end of the period certain, the income payments will stop.

         The period certain elected may be:

         (a) 0, 10, or 20 years; or

         (b) until the total income payments equal the proceeds applied (this is called a refund period certain).

         The amount of the income payments will be figured by us on the date the proceeds become payable. This amount will be at least as much as the applicable amount shown in the Minimum Monthly Income Table 3. The income amounts are based on the 1983 Table a (discrete functions, without projections for future mortality) with 3 1/2% interest.

         If the income payments for the period certain elected are the same as income payments based on another available longer period certain, we will deem an election to have been made for the longer period certain.

 - Option 3A. Joint Life Income. We pay income during the joint lifetime of two people (the Payee and another person). That means if one person dies, we will continue to pay the same income (or a lesser income) to the survivor for as long as the survivor lives.

         The survivor may receive the same dollar amount that we were paying before the first Payee died or two-thirds of that amount depending on the election made at the time of settlement. Note that the lesser (two-thirds) amount paid to the survivor is elected, the dollar amount payable while both persons are living will be larger than it would have been if the same amount paid to the survivor had been elected.

         The amount of income payable while both persons are living (the joint lifetime) will be figured by us on the date the proceeds become payable. This amount will be at least as much as the applicable amount shown in the Minimum Monthly Income Table 3A. The minimum income amounts are based on the 1983 Table a (discrete functions, without projections for future mortality) with 3 1/2% interest.

         If a person for whom Option 3A is chosen dies before the first income amount is payable, the survivor will receive settlement instead under Option 3 with 10 years certain.

 - Option 4. Income of Specified Amount. Under this Option, the dollar amount of the income payments is chosen. We will pay that amount for as long as the proceeds and interest last; but, the dollar amount chosen must add up to a yearly amount of at least 10% of the proceeds applied. Interest will be credited annually on the balance of the proceeds. We set the rate of interest for each year, but that rate will never be less than 2 3/4% a year.

ARE ANY OTHER SETTLEMENT OPTIONS AVAILABLE?

Yes, the proceeds may be settled under any other option we may agree to.

HOW OFTEN WILL THE PAYEE RECEIVE INCOME PAYMENTS?

Payment will be made monthly unless quarterly, semi-annual or annual payment is requested by you (or the Payee) when the option is chosen. If payments of the chosen frequency would be less than $25 each, we may use a less frequent payment basis.

Multiply the monthly payment by the appropriate factor to obtain less frequent payment amounts.

                                   Ann. Semi-Ann.
                                  ---------------
Quarterly
---------
Option 2                       11.85     5.97     2.99
------------------------------------------------------
Optn 3 (0 Yrs Certain)         11.68     5.90     2.97
------------------------------------------------------
Option 3 (20 Yrs Certain or
Refund Period Certain)         11.80     5.95     2.99
------------------------------------------------------
Option 3 (10 Yrs Certain) or
Option 3A                      11.74     5.92     2.97
------------------------------------------------------


WILL I (OR THE PAYEE) RECEIVE AN EXPLANATION OF THE SETTLEMENT OPTION?

Yes, you (or the Payee) will receive a supplementary contract when the proceeds are settled under one of these options. The contract will state the terms of the settlement.

WHAT WILL BE PAID WHEN THE PAYEE DIES AFTER THE EFFECTIVE DATE OF THE OF THE SUPPLEMENTARY CONTRACT?

The amount payable under each Option at the Payee's death will be paid as stated below in a single sum to the Payee's executors or administrators unless otherwise provided in the settlement approved by us at the time it was chosen.

Option 1 or 4 - Any unpaid proceeds and interest to the date of death.

Options 2 or 3 - The amount which, with compound annual interest, would have provided any future income payments for: (a) the specified period (Option 2); or (b) the specified period certain (Option 3). Interest will be at the rate or rates assumed in computing the amount of income.

WHAT ELSE SHOULD I KNOW ABOUT SETTLEMENT OPTIONS?

Before we pay Option 3 or 3A, we shall need proof of age of the Payee(s) which satisfies us.

MINIMUM MONTHLY INCOME TABLES

THESE TABLES SHOW THE MINIMUM MONTHLY INCOME PER $1,000 OF PROCEEDS APPLIED UNDER THE APPLICABLE OPTION.

Table 2 - Income for a Specified Period Option

Years Monthly Amount  Years  Monthly Amount
-------------------------------------------
1        $84.37         11       $8.75
---------------------------------------
2         42.76         12        8.13
--------------------------------------
3         28.89         13        7.60
--------------------------------------
4         21.96         14        7.15
--------------------------------------
5         17.80         15        6.76
--------------------------------------
6         15.03         16        6.41
--------------------------------------
7         13.06         17        6.11
--------------------------------------
8         11.58         18        5.85
--------------------------------------
9         10.42         19        5.61
--------------------------------------
10         9.50         20        5.39
--------------------------------------

TABLE 3 - SINGLE LIFE INCOME OPTION.

The life income shown is based on Payee's age last birthday on the due date of the first income payment.

--------------------------------------------------------------------------------------------
10 YEARS CERTAIN         20 YEARS CERTAIN         10 YEARS CERTAIN         20 YEARS CERTAIN

 MALE    FEMALE    AGE    MALE    FEMALE           MALE    FEMALE    AGE    MALE    FEMALE
--------------------------------------------------------------------------------------------

$3.21    $3.14     10*   $3.20   $3.13           $3.74    $3.56     35     $3.71   $3.55
 3.22     3.15     11     3.21    3.14            3.78     3.59     36      3.75    3.58
 3.23     3.16     12     3.23    3.15            3.82     3.62     37      3.78    3.61
 3.24     3.17     13     3.24    3.17            3.86     3.65     38      3.82    3.64
 3.26     3.18     14     3.25    3.18            3.90     3.69     39      3.85    3.67

 3.27     3.19     15     3.27    3.19            3.94     3.72     40      3.89    3.70
 3.29     3.20     16     3.28    3.20            3.99     3.76     41      3.93    3.73
 3.30     3.22     17     3.30    3.21            4.04     3.80     42      3.98    3.77
 3.32     3.23     18     3.31    3.23            4.09     3.84     43      4.02    3.81
 3.34     3.24     19     3.33    3.24            4.14     3.88     44      4.06    3.84

 3.36     3.26     20     3.35    3.25            4.20     3.92     45      4.11    3.88
 3.37     3.27     21     3.37    3.27            4.25     3.97     46      4.16    3.93
 3.39     3.29     22     3.38    3.28            4.31     4.02     47      4.21    3.97
 3.41     3.30     23     3.40    3.30            4.38     4.07     48      4.26    4.01
 3.43     3.32     24     3.42    3.32            4.44     4.12     49      4.31    4.06

 3.46     3.34     25     3.45    3.33            4.51     4.18     50      4.37    4.11
 3.48     3.36     26     3.47    3.35            4.58     4.24     51      4.42    4.16
 3.50     3.38     27     3.49    3.37            4.66     4.30     52      4.48    4.21
 3.53     3.40     28     3.52    3.39            4.74     4.36     53      4.54    4.27
 3.56     3.42     29     3.54    3.41            4.82     4.43     54      4.60    4.32

 3.58     3.44     30     3.57    3.43            4.91     4.51     55      4.66    4.38
 3.61     3.46     31     3.59    3.45            5.00     4.58     56      4.72    4.44
 3.64     3.49     32     3.62    3.48            5.10     4.66     57      4.78    4.51
 3.67     3.51     33     3.65    3.50            5.20     4.75     58      4.85    4.57
 3.71     3.54     34     3.68    3.52            5.31     4.84     59      4.91    4.64

-----------------------------------------------------------------------
  10 YEARS CERTAIN         20 YEARS CERTAIN         0 YEARS CERTAIN

   MALE    FEMALE    AGE    MALE    FEMALE        MALE    AGE   FEMALE
-----------------------------------------------------------------------

 $5.42    $4.93     60     $4.97   $4.71         $3.46    25    $3.34
  5.54     5.04     61      5.04    4.77          3.59    30     3.44
  5.67     5.14     62      5.10    4.84          3.75    35     3.57
  5.80     5.25     63      5.16    4.91          3.96    40     3.73
  5.94     5.37     64      5.22    4.98          4.22    45     3.93

  6.08     5.50     65      5.28    5.05          4.56    50     4.20
  6.23     5.63     66      5.33    5.12          4.99    55     4.54
  6.38     5.77     67      5.38    5.19          5.57    60     5.00
  6.54     5.92     68      5.43    5.25          6.39    65     5.64
  6.71     6.07     69      5.48    5.32          7.53    70     6.53

  6.88     6.23     70      5.52    5.38
  7.05     6.40     71      5.55    5.43
  7.22     6.58     72      5.59    5.48            REFUND PERIOD
  7.40     6.76     73      5.62    5.53               CERTAIN
  7.57     6.95     74      5.64    5.57         MALE     AGE   FEMALE
                                                 ---------------------
  7.75     7.15     75      5.66    5.60         $3.44    25    $3.33
  7.92     7.34     76      5.68    5.63          3.56    30     3.42
  8.09     7.54     77      5.70    5.66          3.70    35     3.54
  8.26     7.74     78      5.71    5.68          3.88    40     3.69
  8.42     7.94     79      5.72    5.70          4.11    45     3.87

  8.57     8.14     80+     5.73    5.71          4.38    50     4.11
                                                  4.73    55     4.40
                                                  5.18    60     4.78
                                                  5.76    65     5.28
                                                  6.52    70     5.94

* AND UNDER
+ AND OVER
The minimum income for any age not shown in the 0 Years Certain and Refund Period Certain columns is calculated on the same mortality and interest assumptions as the minimum income ages shown and will be quoted on request.

--------------------------------------------------------------------------------

TABLE 3A - JOINT LIFE INCOME OPTION

The income shown is based on the ages (at last birthday on the due date of the first income payment) of the 2 persons during whose joint lifetime payments are to be made.

--------------------------------------------------------------------------------

    SAME INCOME CONTINUED TO SURVIVOR                              TWO-THIRDS OF INCOME CONTINUED TO SURVIVOR
    --------------------------------------------------------       --------------------------------------------------------
     AGE                                                            AGE
      OF                  AGE OF MALE                                OF                AGE OF MALE
    FEMALE     50        55        60        65        70          FEMALE    50        55       60        65       70
    --------------------------------------------------------       --------------------------------------------------------
      50     $3.89     $3.98     $4.04     $4.09     $4.13           50     $4.20     $4.35    $4.51     $4.69     $4.89
      55      4.03      4.16      4.27      4.36      4.42           55      4.36      4.54     4.73      4.95      5.18
      60      4.16      4.34      4.51      4.66      4.78           60      4.55      4.76     4.99      5.25      5.53
      65      4.27      4.51      4.76      4.99      5.20           65      4.76      5.01     5.29      5.62      5.97
      70      4.37      4.66      4.99      5.34      5.67           70      4.99      5.28     5.63      6.04      6.49

The minimum income for any other combination of ages or for 2 persons of the same gender are calculated on the same mortality and interest assumptions as the minimum income for the combination of ages shown will be quoted on request.







------------------
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